    Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

BRE PROPERTIES, INC.

Offer to Purchase for Cash

Any and All of its Outstanding

4.125% Convertible Senior Notes due 2026

CUSIP NO. 05564E BH 8

CUSIP NO. 05564E BJ 4

Pursuant to the Offer to Purchase

dated September 15, 2010

THE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 13, 2010, UNLESS EXTENDED (SUCH DATE AND TIME AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”) OR EARLIER TERMINATED BY BRE PROPERTIES, INC. YOUR ACCEPTANCE OF THE OFFER MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE OFFER TO PURCHASE DATED SEPTEMBER 15, 2010 (THE “OFFER TO PURCHASE”) AND IN THIS LETTER OF TRANSMITTAL.

The Depositary for the Offer is:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, NY 10006

Attn: Corporate Actions

(212) 430-3774

DELIVERY OF THIS LETTER OF TRANSMITTAL (THIS “LETTER OF TRANSMITTAL”) TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Capitalized terms used but not defined herein shall have the same meanings given them in the related Offer to Purchase dated September 15, 2010.

THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED AND SIGNED.

This Letter of Transmittal is to be used by the Holders of the 4.125% Convertible Senior Notes due 2026 (the “Notes”) of BRE Properties, Inc., a Maryland corporation (“BRE”), if:

•	certificates for tendered Notes are to be physically delivered to the Depositary; or

•

tender of Notes is to be made by book-entry transfer to the Depositary’s account at The Depositary Trust Company (“DTC”) pursuant to the procedures for book-entry transfer set forth under the caption “Terms of the Offer—Procedure For Tendering Notes” in the Offer to Purchase

and, in each case, instructions are not being transmitted through the DTC’s Automated Tender Offer Program (“ATOP”).

Holders who are tendering by book-entry transfer to the Depositary’s account at DTC can execute the tender through ATOP. DTC participants that are accepting the Offer may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Depositary’s account at DTC. DTC will then transmit an Agent’s Message to the Depositary for its acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

HOLDERS SHOULD BE AWARE THAT NO GUARANTEED DELIVERY PROCESS IS AVAILABLE TO TENDER NOTES.

Only Holders are authorized to tender their Notes. The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer.

TENDERING OF NOTES

☐	CHECK HERE IF CERTIFICATES REPRESENTING TENDERED NOTES ARE BEING DELIVERED HEREWITH.

☐	CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH A BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING :

Name of Tendering Institution:

Account Number:                                  Transaction Code Number:

List below the Notes to which this Letter of Transmittal relates. If the space provided is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples.

DESCRIPTION OF NOTES
Name(s) and Address(es) of Holder(s)	Certificate Number(s)*	Aggregate Principal Amount Represented	Principal Amount Tendered**

Total Principal Amount of Notes:

*       Need not be completed by Holders tendering by book-entry transfer.

**     Unless otherwise specified, it will be assumed that the entire aggregate principal amount of the Notes described above is being tendered. See Instruction 4. Only Holders may validly tender their Notes pursuant to the Offer.

The names and addresses of the Holders should be printed exactly as they appear on the certificates representing the tendered Notes. The Notes and the principal amount of Notes that the undersigned wishes to tender should be indicated in the appropriate boxes.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to BRE Properties, Inc., upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 15, 2010, receipt of which is acknowledged, and in accordance with this Letter of Transmittal (which together with the Offer to Purchase, constitutes the “Offer”), the principal amount of Notes indicated in the table above labeled “Description of Notes” under the column heading “Principal Amount Tendered.” If nothing is indicated in that column, then the entire aggregate principal amount represented by the Notes described in the table is tendered.

Subject to, and effective upon, the acceptance for payment of the Notes tendered in accordance with the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, BRE, all right, title and interest in and to all of the tendered Notes. The undersigned hereby irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the Depositary also acts as the agent of BRE, with respect to tendered Notes, and with full powers of substitution and revocation:

•	to present such Notes and all evidences of transfer and authenticity to, or transfer of ownership of, such Notes on the account books maintained by DTC to, or upon the order of, BRE; and

•	to receive all benefits and otherwise exercise all rights of beneficial ownership of such Notes,

all in accordance with the terms and conditions of the Offer as described in the Offer to Purchase. The above granted power of attorney is deemed to be an irrevocable power of attorney coupled with an interest.

If the undersigned is not the registered Holder listed in the box above labeled “Description of Notes” under the column heading “Name(s) and Address(es) of Holder(s)” or the Holder’s legal representative or attorney in-fact, then in order to validly tender, the undersigned must obtain and deliver with this Letter of Transmittal Notes that are endorsed or accompanied by appropriate instruments of transfer entitling the undersigned to tender the Notes on behalf of such registered Holder, in any case signed exactly as the name of the registered Holder appears on the Notes, with the signatures on the certificates or instruments of transfer guaranteed as described below.

The undersigned understands that tenders of Notes pursuant to any of the procedures described in the Offer to Purchase and in the Letter of Transmittal instructions will constitute the undersigned’s acceptance of the terms and conditions of the Offer. BRE’s acceptance of such Notes for payment will constitute a binding agreement between the undersigned and BRE upon the terms and subject to the conditions of the Offer. For purposes of the Offer, the undersigned understands that BRE will be deemed to have accepted for payment (and thereby purchased) tendered Notes, or defectively tendered Notes with respect to which BRE has, or has caused to be, waived such defect, if, as and when BRE gives written notice to the Depositary of its acceptance for payment of such Notes.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby, and that when such tendered Notes are accepted for payment by BRE, BRE will acquire good and unencumbered title to the Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to adverse claims or rights.

The undersigned understands that it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a person acting alone or in concert with others, directly or indirectly, to tender Notes for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Notes that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Notes for the purpose of tender to BRE within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Notes (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Notes by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Notes so acquired for the purpose of tender to BRE within the period specified in the Offer. Rule 14e-4 under the Exchange Act also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Notes made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering Holder’s representation and warranty to BRE that (y) such Holder has a “net long position” in Notes or Equivalent Securities being tendered within the meaning of Rule 14e-4 under the Exchange Act, and (z) such tender of Notes complies with Rule 14e-4 under the Exchange Act. BRE’s acceptance for payment of Notes tendered pursuant to the Offer will constitute a binding agreement between the tendering Holder and BRE upon the terms and subject to the conditions of the Offer.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or by BRE to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

The undersigned understands that BRE reserves the right to transfer or assign, from time to time, in whole or in part, to one or more of its affiliates that right to purchase all or any of the Notes validly tendered pursuant to the Offer. If such assignment occurs, the assignee-affiliate will purchase the Notes validly tendered. However, any such transfer or assignment will not relieve BRE of its obligations under the Offer and will not prejudice the undersigned’s right to receive the purchase price in exchange for the Notes validly tendered and accepted for payment on the acceptance date.

All authority herein conferred or agreed to be conferred by this Letter of Transmittal will not be affected by, and will survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder will be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned understands that the delivery and surrender of any Notes is not effective, and the risk of loss of the Notes does not pass to the Depositary, until receipt by the Depositary of this Letter of Transmittal, or a facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to BRE. All questions as to the form of all documents and the validity, including time of receipt, acceptance for payment and withdrawal of tendered Notes, will be determined by BRE, in its sole discretion, which determination will be final and binding.

Unless otherwise indicated herein in the box below labeled “A. Special Issuance/Delivery Instructions,” the undersigned hereby request(s) that any Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, and delivered to, the undersigned, and in the case of Notes tendered by book-entry transfer, by credit to the account of DTC. Unless otherwise indicated herein in the box below labeled “B. Special Payment Instructions,” the undersigned hereby request(s) that any checks for payments to be made in connection with the Offer be issued to the order of, and delivered to, the undersigned.

If the “A. Special Issuance/Delivery Instructions” box is completed, the undersigned hereby request(s) that any Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, and be delivered to, the person(s) at the address(es) therein indicated.

The undersigned recognizes that BRE has no obligation pursuant to the “A. Special Issuance/Delivery Instructions” box to transfer any Notes from the names of the registered Holder(s) thereof if BRE does not accept for purchase any of such tendered Notes. In the event that the “B. Special Payment Instructions” box is completed, the undersigned hereby request(s) that checks are issued in the name(s) of, and be delivered to, the person(s) at the address(es) therein indicated.

A. SPECIAL ISSUANCE/DELIVERY INSTRUCTIONS

(SEE INSTRUCTIONS 1, 5, 6 AND 7)

To be completed ONLY if Notes in a principal amount not tendered or not accepted for purchase are to be issued in the name of someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or sent to an address different from that shown in the box entitled “Description of Notes” within this Letter of Transmittal.

Name:
(PLEASE PRINT)

Address:

(INCLUDING ZIP CODE)

(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER) (SEE IRS FORM W-9 HEREIN)

B. SPECIAL PAYMENT

INSTRUCTIONS

(SEE INSTRUCTIONS 1, 5, 6 AND 7)

To be completed ONLY if checks are to be issued in the name of someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or sent to an address different from that shown in the box entitled “Description of Notes” within this Letter of Transmittal.

Name:
(PLEASE PRINT)

Address:

(INCLUDING ZIP CODE)

(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER) (SEE IRS FORM W-9 HEREIN)

PLEASE SIGN HERE

(TO BE COMPLETED BY ALL TENDERING HOLDERS REGARDLESS OF WHETHER NOTES ARE BEING PHYSICALLY DELIVERED HEREWITH)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of the Notes listed in the box above labeled “Description of Notes” under the column heading “Principal Amount Tendered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Notes described in such box).

This Letter of Transmittal must be signed by the Holder(s) exactly as its name(s) appear(s) on certificate(s) representing Notes, or if tendered by a participant in DTC, exactly as such participant’s name appears on a Note position listing as the owner of Notes. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

(SEE GUARANTEE REQUIREMENT BELOW)

Dated:

Name(s):

(PLEASE PRINT)

Capacity:

Address:

(INCLUDING ZIP CODE)

Area Code and Telephone Number:

Tax Identification or Social Security No.:

(COMPLETE ACCOMPANYING IRS FORM W-9)

MEDALLION SIGNATURE GUARANTEE

(IF REQUIRED—SEE INSTRUCTIONS 1 AND 5)

Authorized Signature:

Name of Firm:

NON-US FIRPTA WITHHOLDING

☐	CHECK HERE IF YOU ARE A U.S. PERSON (AS DEFINED FOR PURPOSES OF THE FORM W-9)

☐	IF YOU ARE NOT A U.S. PERSON (AS DEFINED FOR PURPOSES OF THE FORM W-9), CHECK HERE IF AS OF EACH DATE ON WHICH YOU ACQUIRED ANY NOTES, THE FAIR MARKET VALUE OF ALL NOTES OWNED BY YOU (NOT JUST NOTES YOU ACQUIRED ON SUCH DATE) EQUALED 5% OR LESS OF THE FAIR MARKET VALUE OF ALL COMMON STOCK OF BRE PROPERTIES, INC. ON THAT DATE.

Under penalties of perjury, I declare that the information provided above is true and correct.

If you cannot accurately check one of these boxes, we may withhold, under FIRPTA, U.S. federal income tax on payments to you pursuant to the offer. If you check one of the boxes above, while we do not intend to withhold (under FIRPTA) U.S. federal income tax on payments to you pursuant to the offer, other parties may take a contrary position. For more information, see the discussion below in “Important Tax Information” and consult your tax advisor.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Signature Guarantees. Signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor, unless the Notes are tendered (i) by the registered Holder of such Notes, or by a participant in DTC whose name appears on a Note position listing as the owner of such Notes, and that Holder has not completed either of the boxes entitled “A. Special Issuance/Delivery Instructions” or “B. Special Payment Instructions” on this Letter of Transmittal or (ii) for the account of an Eligible Institution. If the Notes are registered in the name of a person other than the signer of this Letter of Transmittal, or if certificates for unpurchased Notes are to be issued to a person other than the registered Holder, the signatures on this Letter of Transmittal accompanying the tendered Notes must be guaranteed by a Medallion Signature Guarantor as described above. See Instruction 5.

2. Delivery of Letter of Transmittal and Notes. This Letter of Transmittal is to be completed by Holders if:

•	certificates for tendered Notes are to be physically delivered to the Depositary; or

•

tender of Notes is to be made by book-entry transfer to the Depositary’s account at DTC pursuant to the procedures for book-entry transfer set forth under the caption “Terms of the Offer—Procedure For Tendering Notes” in the Offer to Purchase, and instructions are not being transmitted through ATOP.

All physically delivered Notes, or a confirmation of a book-entry transfer into the Depositary’s account at DTC of all Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth herein on or before the expiration date (in order to receive the purchase price). DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY. DELIVERY WILL BE DEEMED MADE ONLY WHEN DOCUMENTS ARE ACTUALLY RECEIVED BY THE DEPOSITARY.

The method of delivery of this Letter of Transmittal, certificates for Notes and all other required documents, including delivery through DTC and any acceptance or Agent’s Message delivered through ATOP, is at the election and risk of the tendering Holder. If a Holder chooses to deliver by mail, the recommended method is by registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery to the Depositary.

No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal, or a facsimile hereof, waive any right to receive any notice of the acceptance of their Notes for payment.

3. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the certificate numbers and/or the principal amount represented by Notes should be listed on a separate signed schedule attached to this Letter of Transmittal.

4. Partial Tenders. (Not applicable to Holders who tender by book-entry transfer.) Tenders of Notes will be accepted only in integral multiples of $1,000 principal amount. If Holders wish to tender with respect to less than the entire principal amount of any Notes submitted, Holders must fill in the principal amount that is to be tendered in the columns entitled “Principal Amount Tendered.” In the case of a partial tender of Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Notes that were evidenced by such Holder’s old certificates will be sent to such Holder, unless otherwise provided in the appropriate box of this Letter of Transmittal. The entire principal amount that is represented by the Notes delivered to the Depositary will be deemed to have been tendered, unless otherwise indicated.

5. Signature on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Holders of the Notes tendered hereby the signatures must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Notes tendered hereby, the signature must correspond with the name shown on the Note position listing as the owner of the Notes.

If any of the Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to BRE of such person’s authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered Holders of the Notes listed and transmitted hereby, no endorsements of Notes or separate instruments of transfer are required unless payment is to be made, or Notes not tendered or purchased are to be issued, to a person other than the registered Holders, in which case signatures on such Notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.

If this Letter of Transmittal is signed other than by the registered Holders of the Notes listed, the Notes must be endorsed or accompanied by appropriate instruments of transfer entitling the undersigned to tender the Notes on behalf of such registered Holders, in any case signed exactly as the name or names of the registered Holders appear on the Notes, with the signatures on the certificates or instruments of transfer guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution.

6. Special Issuance and Delivery Instructions. If a check and/or certificates for Notes representing principal amounts not tendered or not accepted for payment are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if a check is to be sent and/or such Notes are to be returned to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate “A. Special Issuance/Delivery Instructions” or “B. Special Payment Instructions” box on this Letter of Transmittal should be completed. All Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated above as the account for which such Notes were delivered.

7. Transfer Taxes. Except as set forth in this Instruction 7, BRE will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Notes to BRE, or to BRE’s order, pursuant to the Offer. If payment is to be made to, or if Notes not tendered or purchased are to be registered in the name of, any persons other than the registered owners, or if tendered Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person will not be BRE’s responsibility and will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

8. Waiver of Conditions. The conditions of the Offer are for the sole benefit of BRE. The conditions may be asserted by BRE regardless of the circumstances, including any action or inaction by BRE, giving rise to such condition or may be waived by BRE in whole or in part at any time and from time to time in its sole discretion prior to the Expiration Date. The failure of BRE at any time to exercise any of its rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

9. IRS Form W-9. Each tendering Holder must either (i) provide the Depositary with a correct taxpayer identification number (“TIN”), generally the Holder’s social security or federal employer identification number, and with certain other information, on Internal Revenue Service (“IRS”) Form W-9, which is provided herein, and certify, under penalty of perjury, that such TIN is correct, such Holder is not subject to backup withholding and such Holder is a United States person or (ii) establish another basis for exemption from backup withholding. Certain Holders (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. A foreign person (including a foreign corporation) may qualify as an exempt recipient by submitting to the Depositary a properly completed IRS Form W-8, signed under penalties of perjury, attesting to that Holder’s exempt status. A Form W-8 can be obtained from the Depositary. See the enclosed IRS Form W-9 for additional instructions.

10. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the Dealer Managers or the Information Agent at their respective telephone numbers set forth below. A Holder may also contact such Holder’s broker, dealer, commercial bank or trust company or nominee for assistance concerning the Offer.

IMPORTANT: This Letter of Transmittal, or a facsimile hereof, together with Notes and all other required documents, must be received by the Depositary on or before the Expiration Date in order for Holders to receive the purchase price.

IMPORTANT TAX INFORMATION

Circular 230 Notice

TO COMPLY WITH INTERNAL REVENUE SERVICE CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) THIS DISCUSSION IS NOT INTENDED OR WRITTEN BY US TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER THE CODE (AS DEFINED BELOW); (B) THIS DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) A TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Under U.S. federal income tax law, a Holder whose tendered Notes are accepted for payment is required to provide the Depositary with such Holder’s correct TIN on IRS Form W-9 below or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual Holder’s social security number or a Holder’s employer identification number. If the Depositary is not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the IRS. In addition, any payment made to a Holder with respect to Notes purchased pursuant to the Offer may be subject to U.S. backup withholding tax (currently set at 28% of the payment). If a Holder is required to provide a TIN but does not have the TIN, the Holder should consult its tax advisor regarding how to obtain a TIN.

Certain Holders (including, among others, corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Non-U.S. Holders (as defined in the Offer to Purchase) must establish their status as exempt recipients from backup withholding and can do so by submitting to the Depositary a properly completed IRS Form W-8 (available from the Depositary), signed, under penalties of perjury, attesting to such Holder’s exempt foreign status.

U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Holders are urged to consult their own tax advisors to determine whether they are exempt from backup withholding or other withholding taxes.

WHAT NUMBER TO GIVE THE DEPOSITARY

The Holder is required to give the Depositary the TIN of the record owner of the Notes. If the Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed IRS Form W-9 for additional guidance on which number to report.

FIRPTA

In the event the Notes constitute a “United States real property interest,” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, any gain recognized by a foreign person upon the sale of a note may be subject to U.S. federal income tax withholding. For more information, see “Certain U.S. Federal Income Tax Considerations” in the Offer to Purchase.

Any questions or requests for assistance or for additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the Information Agent as set forth below. A Holder may also contact such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the offer.

The Information Agent for the Offer is:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll free (866) 470-4500

Any questions regarding the terms and conditions of the Offer may be directed to the Dealer Managers.

The Dealer Managers for the Offer are:

RBS Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

(877) 297-9832 or (203) 897-4677

Attention: René Mijné

Goldman, Sachs & Co.

200 West Street, 7th Floor

New York, New York 10282

(800) 828-3182

(212) 902-5183

Attention: Liability Management Group

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

(800) 326-5897

Attention: Equity Syndicate Department

The Depositary for the Offer is:

Global Bondholder Services Corporation

By facsimile:

(For Eligible Institutions only):

(212) 430-3775

Confirmation:

(212) 430-3774

By Mail:	By Overnight Courier:	By Hand:
65 Broadway—Suite 404	65 Broadway—Suite 404	65 Broadway—Suite 404
New York, NY 10006	New York, NY 10006	New York, NY 10006